UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

April 11, 2007

COLEY PHARMACEUTICAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51472	06-1506689
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

93 Worcester Street, Suite 101

Wellesley, MA 02481

(781) 431-9000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 11, 2007, Coley entered into a License and Option Agreement with Merck & Co., Inc. (the “License Agreement”) pursuant to which Coley has licensed its VaxImmune™ vaccine adjuvant product to Merck for incorporation into vaccines being developed by Merck for certain infectious diseases and Alzheimer’s disease. Under the terms of the License Agreement, Merck has agreed to pay Coley an upfront license fee of $4.0 million. Coley is also eligible to receive milestone payments of up to $33 million as well as royalties from the sale of any products that are commercialized under the License Agreement. Merck receives a worldwide, non-exclusive license to VaxImmune for incorporation into vaccines for certain infectious disease fields and Alzheimer’s disease, as well as the option to add additional fields to the license.

Coley issued a press release announcing the License Agreement on April 12, 2007. The press release is incorporated herein by reference.

The text of the License Agreement will be filed as an exhibit to Coley’s quarterly report on Form 10-Q for the quarter ending June 30, 2007. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	The following exhibit is furnished with this report:

Exhibit Number	Description

99.1	Press Release of Coley Pharmaceutical Group, Inc. dated April 12, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLEY PHARMACEUTICAL GROUP, INC.

Dated: April 17, 2007	By:	/s/ Charles H. Abdalian, Jr.
Charles H. Abdalian, Jr. Chief Financial Officer